Exhibit 99.1

CEA Industries Announces That YZi Labs’ Request to Fix Record Date for Proposed Consent Solicitation Is Deficient

Request omitted highly material disclosures required under the Company’s bylaws

YZi Labs may not proceed with its proposed consent solicitation

Stockholders are not required to take any action at this time

LOUISVILLE, CO, March 24, 2026 — CEA Industries Inc. (NASDAQ: BNC) (“BNC” or the “Company”) today announced that its Board of Directors (the “Board”) has completed its review of the request received from YZILabs Management Ltd. (“YZi Labs”) to set a record date for determining the stockholders entitled to consent in connection with YZi Labs’ proposed consent solicitation (the “Request Letter”).

The Board has determined that YZi Labs’ Request Letter is deficient because it omitted material information required under the Company’s bylaws. Accordingly, the Board has not set a record date, and YZi Labs may not proceed with its proposed consent solicitation.

The Board issued the following statement:

Like many public companies, the Company’s bylaws establish a clear and straightforward process for stockholders to act outside of the regular process of a stockholder meeting. These provisions are designed to ensure orderly and informed consent solicitations. Among other provisions, the Company’s bylaws require a stockholder seeking to solicit consents from other stockholders to request that a record date be fixed and provide certain information about itself and related parties.

Following a careful review of the Request Letter in accordance with its fiduciary duties, the Board determined that YZi Labs’ Request Letter failed to satisfy the clear and substantive requirements of the Company’s bylaws by omitting highly material information on important topics. For example, the Request Letter failed to disclose the number of BNB held by YZi Labs, its related persons and its nominees, and omitted details about financial relationships between YZi Labs and its nominees—at least six of whom have significant connections to YZi Labs.

The omitted disclosures are critical to ensuring that the Board and stockholders are fully informed about potential conflicts of interest and incentives that could be adverse to stockholder interests if YZi Labs takes control of the Board. With these, the Board and stockholders cannot evaluate whether YZi Labs’ nominees could exercise independent judgment, rather than being beholden to YZi Labs’ separate interests.

The Board remains focused on governing BNC in the best interests of the Company and all stockholders. Should YZi Labs submit a new request letter, the Board will review it for compliance with the bylaws and, if it provides all required information and is otherwise in the proper form, the Company will announce a record date for YZi Labs’ consent solicitation.

Stockholders are not required to take any action at this time.

About CEA Industries Inc.

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties, including forward-looking statements regarding BNC’s expectations or beliefs regarding the Company’s position as the largest BNB treasury in the world. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business, as well as other important factors that may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Forms 10-Q filed with the SEC on March 16, 2026 and December 15, 2025, Form 10-K filed with the SEC on March 27, 2025, and Form 10-KT filed with the SEC on July 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Important Additional Information and Where to Find It

The Company intends to file a consent revocation statement on Schedule 14A, an accompanying YELLOW consent revocation card and other relevant documents with the SEC in connection with YZi Labs’ consent solicitation. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING YELLOW CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of the definitive consent revocation statement, an accompanying YELLOW consent revocation card, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by scrolling to the “SEC Filings” section of the Company’s website at https://ceaindustries.com/investors.html.

Certain Information Regarding Participants in the Solicitation

The Company, its directors (Anthony K. McDonald, Nicholas J. Etten, Carly E. Howard, Annemarie Tierney, and Glenn Tyranski) and certain of its executive officers (David Namdar and Brent Miller) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of consent revocations from the Company’s stockholders in connection with YZi Labs’ consent solicitation. Information about the names of the Company’s directors and officers, their respective interests in the Company, by security holdings or otherwise, and their respective compensation is set forth in the “Information about our Directors” and “Executive Officers” sections in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of the Company’s Transition Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (the “Form 10-KT”), in Part III, Item 11 – Executive Compensation of the Form 10-KT, in Part III, Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of the Form 10-KT and in Current Reports on Form 8-K filed with the SEC on August 8, 2025, October 7, 2025 and November 28, 2025. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 3 and Form 4. Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s consent revocation statement on Schedule 14A and other materials to be filed with the SEC in connection with YZi Labs’ consent solicitation, if and when they become available. These documents will be available at no charge as described above.

CEA Industries Media Inquiries:

Edelman Smithfield CEA@edelmansmithfield.com

CEA Industries Investor Relations: james@haydenir.com